UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2006

Duska Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33023	86-0982792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-6690

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 30, 2006, John N. Kapoor, Ph.D. resigned from the Board of Directors (the “Board”) of Duska Therapeutics, Inc. (the “Company”). As of such date, Dr. Kapoor was a member of the Audit Committee of the Board. Dr. Kapoor’s resignation did not stem from any disagreement with the Company.

On June 30, 2006, Michael L. Babich was appointed to the Board to fill the vacancy caused by Dr. Kapoor’s resignation. There have not been any related party transactions with Mr. Babich in which the amounts involved exceeded $60,000 within the past year, nor are there any such transactions currently proposed. Mr. Babich has been appointed to serve on the Audit Committee of the Board.

A copy of the press release announcing Mr. Babich’s appointment is furnished as Exhibit 99.1 to this report and hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSKA THERAPEUTICS, INC.

By:	/s/ Amir Pelleg, Ph.D.
Amir Pelleg, Ph.D.,
President

Dated: July 6, 2006